UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 13, 2009

SMARTLINX INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-51714	74-3152432
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

103 East Holly Street, #410
National Bank Building
Bellingham, WA	98225
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (360) 306-1133

CIGNUS VENTURES INC.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

Name Change

Effective October 13, 2009, the Cignus Ventures Inc. (“the Company”) changed its name to “Smartlinx Inc.” (the “Name Change”). To effect the Name Change, the Company completed a merger of Smartlinx Acquisition Corp., its wholly owned subsidiary, with and into the Company, with the Company continuing as the sole surviving entity. Pursuant to 92A.180 of the Nevada Revised Statutes, shareholder approval for the merger was not required.

Copies of the Certificate of Merger and file-stamped Articles of Merger are attached as exhibits to this report.

2.7-for-1 Stock Split

Also effective October 13, 2009, the Company amended its Articles of Incorporation in accordance with Article 78.207 of Chapter 78 of the Nevada Revised Statutes by increasing its issued and authorized capital on a 2.7 -for-1 basis (the “Stock Split”). Accordingly, the Company’s authorized capital of common stock has been increased from 100,000,000 shares to 270,000,000 shares of common stock, $0.001 par value per share, and the Company’s issued and outstanding shares were increased correspondingly from 16,000,000 shares to 43,200,000 shares.

A copy of the Company’s file-stamped Certificate of Change to its authorized capital is attached as an exhibit to this report.

SECTION 7 – REGULATION FD

ITEM 7.01	REGULATION FD DISCLOSURE.

Change to OTC Bulletin Board Symbol

As a result of the Name Change and the Stock Split, the Company’s OTC Bulletin Board symbol has changed from “CGNV” to "SMLK" effective October 14, 2009.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit Number	Description of Exhibit

2.1	Agreement and Plan of Merger dated September 14, 2009, 2009 between Cignus Ventures Inc. (as parent surviving company) and Smartlinx Acquisition Corp. (as subsidiary merging entity).

3.1	Certificate of Merger.

3.2	Articles of Merger between Cignus Ventures Inc. (as surviving entity) and Smartlinx Acquisition Corp. (as merging entity), with surviving entity changing its name to "Smartlinx Inc."

3.3	Certificate of Change Pursuant to NRS 78.209 increasing the authorized capital of common stock to 270,000,000 shares, par value $0.001 per share.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMARTLINX INC.

Date: October 19, 2009
	By:	/s/ Abraham Joy

ABRAHAM JOY
President and Chief Executive Officer